PROVIDENCE SERVICE CORP Q4 2019 and Full Year 2019 Earnings Presentation FEBRUARY 27, 2020

FORWARD-LOOKING STATEMENTS AND NON-GAAP FINANCIAL INFORMATION Forward-looking Statements Certain statements contained in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are predictive in nature and are frequently identified by the use of terms such as “may,” “will,” “should,” “expect,” “believe,” “estimate,” “intend,” and similar words indicating possible future expectations, events or actions. Such forward-looking statements are based on current expectations, assumptions, estimates and projections about our business and our industry, and are not guarantees of our future performance. These statements are subject to a number of known and unknown risks, uncertainties and other factors, many of which are beyond our ability to control or predict, which may cause actual events to be materially different from those expressed or implied herein, including, but not limited to: the early termination or non-renewal of contracts; our ability to successfully respond to governmental requests for proposal; our ability to fulfill our contractual obligations; our ability to identify and successfully complete and integrate acquisitions; our ability to identify and realize the benefits of strategic initiatives; the loss of any of the significant payors from whom we generate a significant amount of our revenue; our ability to accurately estimate the cost of performing under certain capitated contracts; our ability to match the timing of the costs of new contracts with its related revenue; the outcome of pending or future litigation; our ability to attract and retain senior management and other qualified employees; our ability to successfully complete recent divestitures or business termination; the accuracy of representations and warranties and strength of related indemnities provided to us in acquisitions or claims made against us for representations and warranties and related indemnities in our dispositions; our ability to effectively compete in the marketplace; inadequacies in or security breaches of our information technology systems, including our ability to protect private data; seasonal fluctuations in our operations; impairment of long-lived assets; the adequacy of our insurance coverage for automobile, general liability, professional liability and workers’ compensation; damage to our reputation by inaccurate, misleading or negative media coverage; our ability to comply with government healthcare and other regulations; changes in budgetary priorities of government entities that fund our services; failure to adequately comply with patient and service user information regulations; possible actions under Medicare and Medicaid programs for false claims or recoupment of funds for noncompliance; changes in the regulatory landscape applicable to Matrix; changes to our estimated income tax liability from audits or otherwise; our ability to meet restrictive covenants in our credit agreement; restrictions in the terms of our preferred stock; the costs of complying with public company reporting obligations; and the accuracy of our accounting estimates and assumptions. The Company has provided additional information in our annual report on Form 10-K and subsequent filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. We undertake no obligation to update or revise any forward- looking statements contained in this release, whether as a result of new information, future events or otherwise, except as required by applicable law. Non-GAAP Financial Information In addition to the financial results prepared in accordance with generally accepted accounting principles in the United States ("GAAP"), this press release includes EBITDA and Adjusted EBITDA for the Company and its segments, and Adjusted Net Income and Adjusted EPS for the Company, which are performance measures that are not recognized under GAAP. EBITDA is defined as income (loss) from continuing operations, net of taxes, before: (1) interest expense, net, (2) provision (benefit) for income taxes and (3) depreciation and amortization. Adjusted EBITDA is calculated as EBITDA before certain items, including (as applicable): (1) restructuring and related charges, including costs related to our corporate reorganization, (2) equity in net loss of investee, (3) certain litigation related expenses, settlement income or other negotiated settlements relating to certain matters from prior periods, (4) certain transaction and related costs, (5) asset impairment charges, and (6) gain on remeasurement of cost investment. Adjusted Net Income is defined as income (loss) from continuing operations, net of taxes, before certain items, including (1) restructuring and related charges, (2) equity in net loss of investee, (3) certain litigation related expenses, settlement income or other negotiated settlements relating to certain matters from prior periods, (4) intangible asset amortization, (5) certain transaction and related costs, (6) asset impairment charges, (7) gain on remeasurement of cost investment, and (8) the income tax impact of such adjustments. Adjusted EPS is calculated as Adjusted Net Income less (as applicable): (1) dividends on convertible preferred stock and (2) adjusted net income allocated to participating stockholders, divided by the diluted weighted-average number of common shares outstanding as calculated for Adjusted Net Income. We utilize these non-GAAP performance measures, which exclude certain expenses and amounts, because we believe the timing of such expenses is unpredictable and not driven by our core operating results, and therefore render comparisons with prior periods as well as with other companies in our industry less meaningful. We believe such measures allow investors to gain a better understanding of the factors and trends affecting the ongoing operations of our business. We consider our core operations to be the ongoing activities to provide services from which we earn revenue, including direct operating costs and indirect costs to support these activities. In addition, our net loss in equity investee is excluded from these measures, as we do not have the ability to manage these ventures, allocate resources within the ventures, or directly control their operations or performance. Our non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in our industry, as other companies in our industry may calculate non-GAAP financial results differently. In addition, there are limitations in using non-GAAP financial measures because they are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies, and exclude expenses that may have a material impact on our reported financial results. The presentation of non- GAAP financial information is not meant to be considered in isolation from or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. We urge you to review the reconciliations of our non-GAAP financial measures to the comparable GAAP financial measures included below, and not to rely on any single financial measure to evaluate our business. 2

TODAY’S AGENDA • Opening Remarks – Dan Greenleaf, Chief Executive Officer • Discussion of Financial Results – Kevin Dotts, Chief Financial Officer • Q&A • Closing Remarks – Dan Greenleaf 3

OPENING REMARKS What attracted me to the business:  Essential services in healthcare  Industry leader with differentiated operating model  Strong financial profile  Secular tailwinds Strategic priorities:  Voice of the customer  Right people in the right seats  Technology enhancements  Reduce operational variation  Accelerate profitable growth  Rebranding and unified message 4

Q4 2019 FINANCIAL SUMMARY REVENUE ($M) $384.8 • $360.8 Growth primarily driven by higher activity and successful rate increases throughout the year in addition to new MCO contract in MN • Partially offset by contracts losses including state contract in RI and managed care organization (“MCO”) Q4 2018 Q4 2019 contracts in CA, FL and NM ADJUSTED EBITDA ($M) (1) $27.3 • Adj. EBITDA continues to be impacted by higher transportation costs and utilization $10.2 • Successfully renegotiated 3 contracts for $4M of in-quarter benefit; actively pursuing 11 repricing efforts headed into 2020 Q4 2018 Q4 2019 (1) See appendix for a reconciliation of non-GAAP financial measures. 5

FYE 2019 FINANCIAL SUMMARY REVENUE ($M) • Growth primarily driven by higher $1,509.9 activity and successful rate increases in $1,385.0 addition to new MCO contract in MN and LA and state contract in WV • Partially offset by contracts losses including state contract in RI and MCO contracts in CA, FL, NM, NY and LA FYE 2018 FYE 2019 ADJUSTED EBITDA ($M) (1) $72.8 • Adj. EBITDA impacted by higher $51.2 transportation costs and utilization • Partially offset by 11 contracts renegotiated during the year FYE 2018 FYE 2019 (1) See appendix for a reconciliation of non-GAAP financial measures. 6

MATRIX INVESTMENT REVENUE ($M) (1) ADJUSTED EBITDA ($M) (1),(2) $65.7 $64.6 $12.5 $6.3 Q4 2018 Q4 2019 Q4 2018 Q4 2019 • Matrix revenue impacted by Mobile underperformance, partially offset by higher Home volume and yield • Adj. EBITDA impacted by Mobile, higher direct and indirect costs • Goodwill and intangible asset impairment of $55.1M, gross of tax; no impact to Adj. EBITDA (1) Providence’s interest in Matrix is accounted for as an equity method investment. Matrix’s results are not included within Providence’s consolidated financials. (2) See appendix for a reconciliation of non-GAAP financial measures. 7

CASH FLOW UPDATE FYE FYE $Millions Q4:18 Q4:19 2018 2019 Cash Flow Before Working Capital $ 11.3 $ 24.1 $ 48.2 $ 57.3 Working Capital Changes (25.8) (3.2) (40.3) 3.6 Cash Provided By Operations $ (14.5) $ 20.9 $ 7.9 $ 60.9 Capex (Continuing Operations) $ 4.4 $ 3.6 $ 10.8 $ 10.9 Cash flow • Q4:19 cashflow benefited from A/R collections (related to collections of retroactive adjustments recorded in Q3:19) • FYE 2019 operating cashflow benefitted from tax refund from sale of WD Services 8

BALANCE SHEET UPDATE $Millions Q4:18 Q1:19 Q2:19 Q3:19 Q4:19 Cash $ 8.0 $ 46.7 $ 29.8 $ 40.6 $ 61.4 Debt $ - $ - $ - $ - $ - Matrix Carrying Value $ 161.5 $ 159.5 $ 157.9 $ 154.5 $ 130.9 Shares Outstanding (M) 14.8 14.9 15.0 14.9 15.0 Shares outstanding equals common shares outstanding plus total preferred shares on an as-converted basis. 9

APPENDIX

ADJUSTED EBITDA RECONCILIATION (Continuing Ops) FYE FYE $Millions Q4:19 Q4:18 2019 2018 Revenue $ 384.8 $ 360.8 $ 1,509.9 $ 1,385.0 (Loss) income from cont ops, net of tax (11.4) (1.5) (5.0) 18.2 Interest expense, net 0.1 1.0 0.9 1.8 (Benefit) provision for income taxes (4.5) (2.3) (0.6) 4.7 Depreciation and amortization 3.7 4.8 16.8 15.8 EBITDA $ (12.1) $ 2.0 $ 12.1 $ 40.5 Asset impairment charge - 13.5 - 14.2 Transaction costs (2.5) 5.4 2.7 7.2 Restructuring and related charges 1.3 4.3 6.7 11.5 Equity in net loss of investee 23.5 2.1 29.7 6.2 Gain on remeasurement of cost method investment - - - (6.6) Litigation (income) expense, net - - - (0.2) Adjusted EBITDA $ 10.2 $ 27.3 $ 51.2 $ 72.8 % Margin 2.6% 7.6% 3.4% 5.3% 11

NET SERVICES ADJUSTED EBITDA RECONCILIATION

PROVIDENCE SERVICE CORPORATION

	FYE 2019			FYE 2018		
$Millions	NET Services	Less: Certain Corp Costs (1)	NET Services Exc. Certain Corp Costs	NET Services	Less: Certain Corp Costs (1)	NET Services Exc. Certain Corp Costs
Revenue	$ 1,509.9	$ -	$ 1,509.9	$ 1,385.0	$ -	$ 1,385.0
Income (loss) from cont ops, net of taxes	17.3	(19.5)	36.8	22.8	(19.6)	42.4
Interest expense, net	0.9	-	0.9	1.8	1.7	0.1
Provision (benefit) for income taxes	6.8	-	6.8	6.3	(7.8)	14.1
Depreciation and amortization	16.8	0.3	16.5	15.8	0.8	15.0
EBITDA	**$ 41.8**	**$ (19.2)**	**$ 61.0**	**$ 46.7**	**$ (24.9)**	**$ 71.6**
Asset impairment charge	-	-	-	14.2	-	14.2
Gain on remeasurement of cost investment	-	-	-	(6.6)	(6.6)	-
Restructuring and related charges	6.7	4.1	2.6	11.5	8.4	3.1
Litigation income	-	-	-	(0.2)	(0.2)	-
Transaction costs	2.7	2.0	0.7	7.2	3.6	3.6
Adjusted EBITDA	**$ 51.2**	**$ (13.1)**	**$ 64.3**	**$ 72.8**	**$ (19.7)**	**$ 92.5**
% Margin	*3.4%*		*4.3%*	*5.3%*		*6.7%*

(1) Certain corporate costs are comprised of certain continuing corporate and other overhead expenses, including those previously included in our Corporate and Other segment. In April 2018, the Company announced plans of an organizational consolidation to integrate substantially all activities and functions performed at the holding company into NET Services. As a result of the organizational consolidation, effective January 1, 2019, the Company's Corporate and Other segment was combined with the NET Services segment. These costs after adjusting for 'Restructuring and Related Expense' represent the on-going costs to maintain certain executive, accounting, finance, internal audit, tax, legal, strategic and development functions and the Company's Captive Insurance Company.

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ADJUSTED EBITDA RECONCILIATION (MATRIX) (1) $ Millions Q4:19 Q4:18 FYE 2019 FYE 2018 Revenue $ 64.6 $ 65.7 $ 275.4 $ 282.1 Net loss (54.3) (6.2) (69.4) (20.0) Interest expense, net 5.9 3.5 24.9 25.9 Income tax benefit (12.0) (3.8) (16.5) (7.1) Depreciation and amortization 9.9 15.2 43.7 43.1 EBITDA $ (50.5) $ 8.7 $ (17.3) $ 41.9 Management fee 0.3 0.6 2.1 4.9 Transaction costs 0.3 1.0 0.7 3.4 Severance expense 1.1 - 1.9 - Integration expense - 2.2 1.5 6.5 Asset Impairment 55.1 - 55.1 - Adjusted EBITDA $ 6.3 $ 12.5 $ 44.0 $ 56.7 % Margin 9.7% 19.0% 16.0% 20.1% Reconciliation of Matrix Net Income to Equity Loss of Investee (2) Matrix net loss (standalone) $ (54.3) $ (6.2) $ (69.4) $ (20.0) Divided by Providence Share 43.6% 43.6% 43.6% 43.6% Equity in net loss of investee $ (23.7) $ (2.7) $ (30.3) $ (8.7) Management fee and other 0.2 0.6 0.5 2.5 Net loss - equity investment $ (23.5) $ (2.1) (29.7) $ (6.2) (1) The results of our equity method investment are excluded from the calculation of Providence's Adjusted EBITDA and Adjusted Net Income. (2) A reconciliation has been provided to bridge from equity in net (loss) gain of investee to Matrix’s standalone Net Income. 13